EXHIBIT 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

Neenah Paper to Sell Remaining Timberlands for C$82,500,000

ALPHARETTA, GEORGIA — March 1, 2010 — Neenah Paper, Inc. (NYSE: NP) today announced it has signed a definitive agreement to sell its remaining 475,000 acres of timberlands in Nova Scotia for C$82.5 million to Northern Pulp Nova Scotia, through their affiliate, Northern Timber Nova Scotia. Neenah will receive cash at the time of closing, which is expected to occur before March 31, 2010.

Sean Erwin, Chief Executive Officer, said, “With this transaction, we have successfully completed our strategy to exit pulp and transform into a larger, more global specialty and premium paper company.” Mr. Erwin continued, “This sale is the fourth and final transaction in this transformation, and we believe the approach we took to separate the sales of the timberlands from the pulp mills optimized the value we received for these assets. With this sale, ownership of the woodlands is again closely aligned with the pulp and forestry companies in Nova Scotia. Neenah Paper will use the proceeds to pay down debt, including a $40 million term loan that is part of our revolving credit facility, and this will result in an attractive and flexible capital structure going forward.”

Since the sale price is approximately equal to the tax basis of the timberlands, the transaction is not expected to generate a cash tax liability. A pre-tax book gain on the sale of approximately $75 million will be recognized at the time of closing. In addition, with this sale the company will have exited from all of its Canadian operations, and as a result, a non-cash gain of $88 million will be recognized into earnings for the reclassification of deferred foreign currency translation gains from accumulated other comprehensive income.

About Neenah Paper, Inc.

Neenah Paper is a leading global manufacturer of premium, performance- based papers and specialty products used in a variety of applications including filtration, printing and writing, and as backing and component materials for many specialized industrial and consumer applications. Products are marketed under well-known brands such as CLASSIC®, ENVIRONMENT®, CRANE®, KIMDURA®, Gessner®, JET-PRO® SofStretch™ and varitess®. Based in Alpharetta, Georgia, the company has paper manufacturing operations in the United States and Germany. Additional information about Neenah Paper can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) worldwide economic conditions, which have deteriorated significantly in the U.S., Germany and many other countries and regions, (ii) significant capital and credit market volatility and deterioration, (iii) U.S. dollar/Euro and other exchange rates, (iv) changes in prices for pulp, energy, latex and other raw materials, (v) the cost or availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.